AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 2003
                                                 Registration No. 333-
------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                              __________________

                                   FORM S-8
                            REGISTRATION STATEMENT

                                   UNDER THE
                            SECURITIES ACT OF 1933

                              __________________

                             MDC CORPORATION INC.
            (Exact name of Registrant as specified in its charter)

             ONTARIO                                 NOT APPLICABLE
 (Jurisdiction of Incorporation)          (I.R.S. Employer Identification No.)

                              45 HAZELTON AVENUE
                           TORONTO, ONTARIO, CANADA
                                    M5R 2E3
                                (416) 960-9000
  (Address and telephone number of Registrant's principal executive offices)

                             MDC CORPORATION INC.
                               STOCK OPTION PLAN
                             (Full title of plan)

                           ASHTON POTTER (USA) LTD.
                              10 CURTWRIGHT DRIVE
                            WILLIAMSVILLE, NY 14221
                                (716) 689-9035
           (Name, address and telephone number of agent for service)

                                   Copy to:

                          CHRISTOPHER W. MORGAN, ESQ.
                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                           SUITE 1820, P.O. BOX 189
                         NORTH TOWER, ROYAL BANK PLAZA
                       TORONTO, ONTARIO, CANADA M5J 2J4
                                (416) 777-4700


                        CALCULATION OF REGISTRATION FEE

============================== ================ ============== ================== =================
                                                   PROPOSED
                                                    MAXIMUM     PROPOSED MAXIMUM
            TITLE OF              AMOUNT TO BE  OFFERING PRICE AGGREGATE OFFERING     AMOUNT OF
   SECURITIES TO BE REGISTERED   REGISTERED (1)  PER SHARE (2)        PRICE       REGISTRATION FEE
------------------------------ ---------------- -------------- ------------------ -----------------
CLASS A SUBORDINATE VOTING SHARES   14,533           $3.80           $55,226             $4.47
                                     2,858           $4.45           $12,718             $1.03
                                     9,250           $5.70           $52,725             $4.27
                                    19,050           $6.46          $123,063             $9.96
                                    22,860           $6.65          $152,019            $12.30
                                       506          $12.15            $6,148             $0.50
                                       953          $13.10           $12,485             $1.01
                                    11,526          $21.83          $251,613            $20.36
                                       946          $22.79           $21,560             $1.74
                                    33,818          $24.68          $834,628            $67.52
                                     1,960          $30.37           $59,525             $4.82
                                     1,010          $32.27           $32,593             $2.64
                                       784          $33.22           $26,045             $2.11
                                     4,763          $37.97          $180,851            $14.63
                                    60,856          $40.82        $2,484,142           $200.97
                               ---------------- -------------- ------------------ -----------------
Total                              185,673                        $4,305,341           $348.33
------------------------------ ---------------- -------------- ------------------ -----------------


NOTES

(1) The Class A Subordinate Voting Shares being registered relate to past option grants, with option exercise prices as indicated.
(2) In accordance with Rule 457(h)(1), the maximum offering price for common shares in connection with issued options is the option exercise price (initially expressed in Canadian dollars) converted to U.S. dollars using a factor of 0.7232, the inverse of the noon buying rate in New York City for cable transfers in Canadian dollars as certified by the Federal Reserve Bank of New York on July 28, 2003.

                                    PART II

              INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
              ---------------------------------------

              The following documents, or excerpts thereof as indicated, filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

              (a) Annual Report on Form 40-F of MDC Corporation Inc.(the "Registrant") for the fiscal year ended December 31, 2002, filed with the Commission on June 25, 2003 (File No. 001-13718);

              (b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 2002; and

              (c) The description of the Class A Subordinate Voting Shares included in the Registration Statement on Form 8-A of the Registrant, filed with the Commission on October 13, 1998.

              All documents hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     ITEM 4.  DESCRIPTION OF SECURITIES.
              -------------------------

              Not Applicable.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
              --------------------------------------

              Not Applicable.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
              -----------------------------------------

              Under the Business Corporations Act (Ontario), the Registrant may indemnify a present or former director or officer of the Registrant or a person who acts or acted at the Registrant's request as a director or officer of another corporation which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of such position, and provided that the director or officer acted honestly and in good faith with a view to the best interests of the Registrant and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may, with the approval of the court, be made in connection with the procuring of a judgment in favor of the Registrant or such other company if the conditions set forth above have been fulfilled. A director or officer is entitled to indemnification from the Registrant as a matter of right if he was substantially successful on the merits and fulfilled the conditions set forth above.

              The by-laws of the Registrant provide that, subject to Section 136 of the Business Corporations Act (Ontario), every director and officer of the Registrant and his heirs, executors, administrators and other legal personal representatives shall from time to time be indemnified and saved harmless by the Registrant from and against,

              (a) any liability and all costs, charges and expenses that he sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him or her for or in respect of anything done or permitted by him in respect of the execution of the duties of his or her office; and

              (b) all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Registrant.

         The Registrant shall also indemnify such person in such other circumstances as the Business Corporations Act (Ontario) permits or requires.

         The Registrant maintains Director's and Officers' Liability Insurance in the amount of Cdn$35 million for the benefit of the directors and officers of the Registrant and its subsidiaries. No portions of the premiums were paid by the directors and officers of the Registrant. No portion of the policy deductible is payable by the directors and officers of the Registrant.

         Reference is made to Item 9 for the undertakings of the Registrant with respect to indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act").

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

         Not Applicable.

ITEM 8.  EXHIBITS.
         --------

         The following exhibits are attached hereto:

       Exhibit
       Number       Description
       ------       -----------

         4.1 Sections 4 and 6 of the Articles of Amalgamation of the Registrant.

         5.1 Opinion of Fogler, Rubinoff LLP as to the legality of the securities being registered.

        23.1 Consent of Fogler, Rubinoff LLP (included in Exhibit 5.1 to this Registration Statement).

        23.2        Consent of BDO Dunwoody LLP.

        24.1 Power of Attorney (included on page 7 of this Registration Statement).


ITEM 9.  UNDERTAKINGS.
         ------------

         A. The Registrant hereby undertakes:

            1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

            2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on the 31st day of July, 2003.

                                           MDC CORPORATION INC.

                                           By: /s/ Walter Campbell
                                               ------------------------------
                                               Walter Campbell
                                               Senior Vice President, Finance

                               POWER OF ATTORNEY

         KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each officer or director of MDC Corporation Inc. whose signature appears below constitutes and appoints Miles S. Nadal and Peter M. Lewis, and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on July 31, 2003.

Signature                                     Title
---------                                     -----


/s/ Miles S. Nadal                      Chairman, President and Chief
---------------------------             Executive Officer and Director
Miles S. Nadal                          (Principal Executive Officer)


/s/ Peter M. Lewis                      Executive Vice President and Chief
---------------------------             Financial Officer
Peter M. Lewis                          (Principal Financial Officer and
                                        Principal Accounting Officer)


---------------------------             Director
Thomas N. Davidson


/s/ Guy P. French
---------------------------             Director
Guy P. French


/s/ Albert Gnat
---------------------------             Director
Albert Gnat


/s/ Richard H. Hyland
---------------------------             Director
Richard H. Hyland


/s/ Stephen M. Pustil
---------------------------             Director
Stephen M. Pustil


/s/ Francois R. Roy
---------------------------             Director
Francois R. Roy

                           AUTHORIZED REPRESENTATIVE


         Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of MDC Corporation Inc. and has duly caused this Registration Statement to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on July 31, 2003.

                                           ASHTON POTTER (USA) INC.
                                           (Authorized U.S. Representative)


                                           By:  /s/ Walter Campbell
                                                ------------------------
                                                Name:  Walter Campbell
                                                Title: Secretary

                               INDEX TO EXHIBITS

Exhibit
Number        Description
------        -----------

4.1 Sections 4 and 6 of the Articles of Amalgamation of the Registrant.
5.1 Opinion of Fogler, Rubinoff LLP as to the legality of the securities being registered.
23.1 Consent of Fogler, Rubinoff LLP (included in Exhibit 5.1 to this Registration Statement).
23.2          Consent of BDO Dunwoody LLP.
24.1          Power of Attorney (included on page 7 of this Registration
              Statement).